UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – May 5, 2010

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-144492	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Election of Directors.

(d) Effective May 5, 2010, the stockholders of each of US Oncology Holdings, Inc. (“Holdings”) and US Oncology, Inc. (“USON”, and together with Holdings, the “Companies”) elected Francis A. Dramis, Jr., to serve as a member of the Board of Directors of each of the Companies. Mr. Dramis fills the vacancy on the boards of directors of each of the Companies created by the retirement of Richard B. Mayor, which was effective April 1, 2010.

Dramis, age 62, has been Chief Executive Officer of F. Dramis, LLC, a technology consulting company, since February 2007. From December 1998 until February 2007, Mr. Dramis held a variety of positions at BellSouth Corporation, a telecommunications company, most recently serving as Chief Information, E-Commerce & Security Officer. Mr. Dramis has served as a director of Netezza Corporation, a provider of data warehouse, analytic and monitoring appliances, since May 2008. Mr. Dramis served as a director of Avocent Corporation, a provider of information technology operations management solutions, from November 2002 to December 2009, and Ditech Networks, Inc., a telecommunications equipment supplier, form February 2008 to February 1, 2010, and serves on the boards of directors of several private companies.

In connection with Mr. Dramis’s election to the Board of the Companies, he will be eligible to participate in the Amended and Restated Director Stock Option and Restricted Stock Award Plan of Holdings.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

Effective May 5, 2010, security holders of the Company approved the following matters by written consent.

Francis A. Dramis, Jr., was elected to serve as a director of each of Holdings and US Oncology to fill the vacancy in the boards of directors created by the retirement of Richard B. Mayor, which occurred effective April 1, 2010. All other members of the boards of directors of the Companies as previously reported to the Securities and Exchange Commission in the Companies’ Annual Report on Form 10-K for the year ended December 31, 2009, were reelected to the boards. All of the foregoing matters were approved with 309,142,716 shares of common stock voting in favor and none voting against.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

By:	/S/ KEVIN F. KRENZKE
Name:	Kevin F. Krenzke
Title:	Chief Accounting Officer